UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, Gregory J. Pound notified TransMontaigne Partners L.P. (the “Partnership”) of his intention to retire from his position as President and Chief Operating Officer of TransMontaigne GP L.L.C. (the “General Partner”) and the subsidiaries of the Partnership.  Mr. Pound’s resignation is currently intended to be effective as of June 30, 2017, subject to adjustment as may be necessary to allow for the orderly transition of his duties.  The General Partner is responsible for managing the operations and activities of the Partnership since the Partnership does not have its own officers or employees.

On April 26, 2017, the Board of Directors of the General Partner promoted Jim Dugan to the position of Executive Vice President, Engineering and Operations of the General Partner and the other subsidiaries of the Partnership, each to be effective as of June 30, 2017.    Since January 2008, Mr. Dugan, age 59, has served as the Senior Vice President, Engineering and Operations for the General Partner and the subsidiaries of the Partnership.   Mr. Dugan joined TransMontaigne Inc. as Engineering Manager in 1998.  He has over 16 years of experience in senior leadership positions overseeing domestic and international petroleum marine terminals, pipelines and engineering divisions.  Mr. Dugan began his career as a Project Engineer for Gulf Interstate Energy in 1983 and in 1993 he joined Louis Dreyfus Energy as a Project Engineer.  He has served on the Board of Directors for the International Liquid Terminals Association (ILTA) since 2011, and he holds certification through the American Petroleum Institute.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: April 27, 2017	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and Secretary